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                 CONSENT OF LURIE, BESIKOF, LAPIDUS & CO., LLP


We consent to the incorporation by reference in the current report of Clark/Bardes Holdings, Inc. (Form 8-K/A) of our report, dated February 18, 1999, except for the information captioned "Sale of Company" in Note 16, as to which the date is April 6, 1999, relating to the financial statements of Phynque, Inc., d/b/a Management Compensation Group/Healthcare.



                                          /s/ LURIE, BESIKOF, LAPIDUS & CO., LLP
                                              LURIE, BESIKOF, LAPIDUS & CO., LLP


Minneapolis, Minnesota
June 17, 1999